UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 1, 2002




                 Integrated Defense Technologies, Inc.
       (Exact name of registrant as specified in its charter)


      Delaware                  001-31235                   13-4027646
 (State or other              (Commission               (I.R.S. Employer
   jurisdiction               File Number)             Identification No.)
  of incorporation)


            110 Wynn Drive                            35805
          Huntsville, Alabama                      (Zip Code)
 (Address of Principal Executive Offices)

   Registrant's telephone number, including area code      (256) 895-2000



                              No Change
    (Former name or former address, if changed since last report)




In its Form 10-Q for the quarterly period ended September 27, 2002 filed with the Securities and Exchange Commission on November 7, 2002, the Company reported the November 1, 2002 completion of its acquisition of the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation. This Form 8-K includes in Item 7 the financial statements of the acquired business required pursuant to Article 3 Section 210.3-05 of Regulation S-X and the pro forma information with respect to the business combination required by Article 11 of Regulation S-X. This information was not available on the November 7, 2002 filing date of the Company's Form 10-Q for the quarterly period ended September 27, 2002.



Forward-Looking Statements
--------------------------

   This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about IDT's business and that of the BAE SYSTEMS Aerospace Electronics Gaithersburg operation based, in part, on assumptions made by management and other persons believed by management to be reliable. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.



Item 7.   Financial Statements and Exhibits


   (a) Financial statements of business acquired:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Integrated Defense Technologies, Inc.:

We  have  audited  the  accompanying balance sheets of BAE  SYSTEMS  Aerospace
Electronics Gaithersburg Operation (a division of BAE SYSTEMS Aerospace Electronics, Inc.) as of September 27, 2002 and December 31, 2001, and the related statements of income, division equity and cash flows for the nine months ended September 27, 2002, the year ended December 31, 2001 and for the period from January 14, 2000 (date of acquisition) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of BAE SYSTEMS Aerospace Electronics Gaithersburg Operation as of September 27, 2002 and December 31, 2001, and the results of its operations and its cash flows for the nine months ended September 27, 2002, the year ended December 31, 2001 and the period from January 14, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


Birmingham, Alabama
January 10, 2003



BAE SYSTEMS AEROSPACE ELECTRONICS
GAITHERSBURG OPERATION

BALANCE SHEETS
SEPTEMBER 27, 2002 AND DECEMBER 31, 2001

--------------------------------------------------------------------------------
                                           September 27,        December 31,
                                                2002                2001
--------------------------------------------------------------------------------
(In thousands)

ASSETS

Current assets:
 Cash                                         $   212              $   338
 Accounts receivable, net                       8,851               11,105
 Inventories, net                               9,110                9,368
 Prepaid expenses and other                        83                  212
 Deferred income taxes                          2,875                2,542
--------------------------------------------------------------------------------
  Total current assets                         21,131               23,565

Property and equipment, net                    12,441               12,596
Goodwill, net                                  32,993               32,993
Due from affiliates                            10,620                1,555
--------------------------------------------------------------------------------
  Total assets                                $77,185              $70,709
================================================================================

LIABILITIES AND DIVISION EQUITY

Current liabilities:
 Capital lease obligations, current           $   120              $     6
 Trade accounts payable                         2,415                3,088
 Accrued compensation                           3,421                2,904
 Accrued  contract losses                       1,115                1,044
 Other accrued expenses                           504                  680
 Billings in excess of costs and earnings          51                   40
--------------------------------------------------------------------------------
  Total current liabilities                     7,626                7,762

Capital lease obligations, noncurrent             172                   61
Deferred income taxes                           1,696                  912
--------------------------------------------------------------------------------
  Total liabilities                             9,494                8,735
--------------------------------------------------------------------------------

Commitments and contingencies (Note 8)

Division equity:
 Contributed capital                           52,309               52,309
 Retained earnings                             15,382                9,665
--------------------------------------------------------------------------------
  Total division equity                        67,691               61,974
--------------------------------------------------------------------------------
  Total liabilities and division equity       $77,185              $70,709
================================================================================

                     See notes to financial statements.


BAE SYSTEMS AEROSPACE ELECTRONICS
GAITHERSBURG OPERATION

STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2002, THE YEAR ENDED
DECEMBER 31, 2001, AND THE PERIOD FROM JANUARY 14, 2000 (DATE OF
ACQUISITION) TO DECEMBER 31, 2000

--------------------------------------------------------------------------------
                                      Nine months      Year         Period from
                                         ended        ended        January 14 to
                                     September 27,  December 31,    December 31,
                                         2002          2001             2000
--------------------------------------------------------------------------------
(In thousands)

Revenue                                $54,153       $65,184         $60,085
Cost of revenue                         32,295        39,771          35,143
--------------------------------------------------------------------------------
Gross profit                            21,858        25,413          24,942

General and administrative expense       3,840         4,989           5,287
Sales and marketing expense              4,825         5,405           5,243
Research and development expense         4,224         6,186           4,848
Goodwill amortization expense              ---         1,829           1,759
--------------------------------------------------------------------------------
Income from operations                   8,969         7,004           7,805

Other income - net                         ---            10              14
--------------------------------------------------------------------------------
Income before income tax expense         8,969         7,014           7,819

Income tax expense                       3,252         2,381           2,787
--------------------------------------------------------------------------------
Net income                             $ 5,717       $ 4,633         $ 5,032
================================================================================


                     See notes to financial statements.




BAE SYSTEMS AEROSPACE ELECTRONICS
GAITHERSBURG OPERATION

STATEMENTS OF DIVISION EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2002, THE YEAR ENDED
DECEMBER 31, 2001, AND THE PERIOD FROM JANUARY 14, 2000 (DATE OF
ACQUISITION) TO DECEMBER 31, 2000


                                   Contributed       Retained
                                     Capital         Earnings         Total
--------------------------------------------------------------------------------
(In thousands)

Balance, January 14, 2000             $58,485        $   ---         $58,485

 Net income                               ---          5,032           5,032
--------------------------------------------------------------------------------

Balance, December 31, 2000             58,485          5,032          63,517

 Capital distribution to parent        (6,176)                        (6,176)

 Net income                               ---          4,633           4,633
--------------------------------------------------------------------------------
Balance, December 31, 2001             52,309          9,665          61,974

 Net income                               ---          5,717           5,717
--------------------------------------------------------------------------------
Balance, September 27, 2002           $52,309        $15,382         $67,691
================================================================================

                     See notes to financial statements.



BAE SYSTEMS AEROSPACE ELECTRONICS
GAITHERSBURG OPERATION

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2002, THE YEAR ENDED
DECEMBER 31, 2001, AND THE PERIOD FROM JANUARY 14, 2000 (DATE OF
ACQUISITION) TO DECEMBER 31, 2000

--------------------------------------------------------------------------------------------------------------
                                                                Nine months         Year          Period from
                                                                   ended           ended         January 14 to
                                                               September 27,    December 31,      December 31,
                                                                    2002            2001             2000
--------------------------------------------------------------------------------------------------------------
 (In thousands)

OPERATING ACTIVITIES:
 Net income                                                       $5,717          $4,633            $5,032
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation expense                                            1,100           1,439             1,406
   Amortization of goodwill                                          ---           1,829             1,759
   (Gain) loss on sale of property, plant and equipment              ---            (134)               60
   Deferred income taxes                                             452            (795)           (1,158)
 Changes in assets and liabilities that provided (used) cash:
      Accounts receivable, net                                     2,254          (4,021)           (2,029)
      Inventories, net                                               258             799            (3,368)
      Other current assets                                           129               7               (58)
      Due from affiliates                                         (9,065)            507            (2,121)
      Trade accounts payable                                        (673)           (115)              812
      Billings in excess of costs and earnings                        11            (402)              (98)
      Other current liabilities                                      410           1,862               423
--------------------------------------------------------------------------------------------------------------
       Net cash provided by operating activities                     593           5,609               660
--------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Purchases of property and equipment                                (719)         (1,236)             (866)
 Proceeds from sale of property and equipment                        ---           2,330                17
--------------------------------------------------------------------------------------------------------------
       Net cash provided by (used in) investing activities          (719)          1,094              (849)
--------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Cash overdraft                                                      ---            (189)              189
 Capital distribution to parent                                      ---          (6,176)              ---
--------------------------------------------------------------------------------------------------------------
       Net cash provided by (used in) financing activities           ---          (6,365)              189
--------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                     (126)            338               ---
Cash at beginning of period                                          338             ---               ---
--------------------------------------------------------------------------------------------------------------
Cash at end of period                                             $  212          $  338            $  ---
==============================================================================================================

                     See notes to financial statements.


BAE SYSTEMS AEROSPACE ELECTRONICS
GAITHERSBURG OPERATION

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

   Organization and Nature of Business - BAE SYSTEMS Aerospace Electronics Gaithersburg Operation (the "Company"), a division of BAE SYSTEMS
   Aerospace Electronics, Inc. ("BAE SYSTEMS"), designs and manufactures high performance radio frequency surveillance equipment used in communications intelligence and signals intelligence applications. The Company sells its products primarily to U.S. government and foreign government agencies through contracts with average durations of six to twelve months. The Company employs approximately 300 people at its single facility in Gaithersburg, Maryland. On November 1, 2002, Integrated Defense Technologies, Inc. acquired substantially all assets and assumed substantially all liabilities of the Company in exchange for $146 million in cash.

   Condensed Financial Information - The Company was acquired by BAE SYSTEMS on January 14, 2000. Prior to that date, it was owned by Watkins-Johnson Company. As such, the accompanying financial statements include the operations of the Company from January 14, 2000. Condensed financial information for the Company for the period from January 1, 2000 to January 13, 2000 is as follows (in thousands):

   Revenue                            $1,873
   Gross Profit                          861
   Income from operations                305
   Net income                            200


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Accounting  Estimates  -  The  preparation  of  financial  statements   in
   conformity  with accounting principles generally accepted  in  the  United
   States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from the resolution currently anticipated by management and on which the financial statements are based.

   Revenue Recognition- The Company's revenues are recognized upon shipment of its products, which is the point at which title passes to the customer and pervasive evidence of an arrangement exists, provided that the
   selling  price  is  fixed  or  determinable  and  collectibility  of   the
   resulting receivable is probable. Estimated losses on contracts are accrued in full as they are identified.

   Shipping and Handling - Amounts billed to customers for shipping and handling costs are included in revenue in the statements of income with the associated costs included as a component of cost of revenue.

   Inventories - Inventories are stated at the lower of cost (weighted average cost which approximates the "first-in, first-out" method) or market.

   Property and Equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed by using the straight-line method over the following estimated useful lives: building and improvements 10 to 32 years, machinery and equipment 5 to 7 years, and office equipment 5 years.

   Impairment of Long-Lived Assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from the asset is less than its carrying value. In such an event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.

   Income Taxes - Deferred income taxes are recorded for differences in the book and tax basis of assets and liabilities based on the tax rates and laws enacted as of the balance sheet date. The effects of future changes in tax laws or rates are not anticipated.

   Research and Development - Research and development expenditures are expensed as incurred.

   Goodwill - The Company's goodwill reflects the excess of the purchase price paid by BAE SYSTEMS to Watkins-Johnson Company over the fair value of its identifiable net tangible assets on the acquisition date. Prior to January 1, 2002, the Company's goodwill was being amortized over a 20 year period using the straight-line method. Accumulated amortization of goodwill totaled $3,587,728 at December 31, 2001 .

   Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, under which the Company's goodwill is no longer amortized and is instead subject to annual impairment tests using a new fair value based approach. The Company has no recorded intangible assets other than goodwill.

   With the adoption of SFAS No. 142, on January 1, 2002, the Company ceased amortization of its goodwill. The following table presents the pro forma results of the Company for the nine months ended Septemer 27, 2002, the year ended December 31, 2001 and the period from January 14 to December 31, 2000 on a comparable basis (in thousands):

------------------------------------------------------------------------------
                                      Nine months       Year     Period from
                                         ended         ended    January 14 to
                                     September 27,  December 31,  December 31,
                                          2002          2001        2000
------------------------------------------------------------------------------

   Reported net income                   $5,717        $4,633       $5,032

   Add back: Goodwill amortization,
             net of tax                     ---         1,207        1,157
------------------------------------------------------------------------------

   Adjusted net income                   $5,717        $5,840       $6,189
==============================================================================

   For impairment testing purposes as of January 1, 2002, the Company determined the value of its business using a discounted cash flow model, a guideline company model, and a transaction model. Based on the results of these models, the Company determined that there was no impairment of its goodwill.

   Billings in Excess of Costs and Earnings - Billings in excess of costs and earnings consists primarily of amounts for which payments have been received but goods and services required under the contracts have not yet been provided or revenue recognized.

   Fair Value of Financial Instruments - The carrying values of the Company's accounts receivable, trade accounts payable, billings in excess of costs and earnings, and other accrued expenses approximate fair values because of the short-term nature of these instruments.

   Recently Issued Accounting Standards - In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued. SFAS No. 146 supersedes Emerging Issues Task Force No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring), and requires that liabilities for costs associated with an exit or disposal activity be recognized when incurred. SFAS No. 146 also requires that liabilities be measured initially at fair value. This statement is effective for any exit or disposal activities initiated after December 31, 2002.

3. ACCOUNTS RECEIVABLE

   The Company's accounts receivable are composed of the following (in thousands):
   --------------------------------------------------------------------------
                                              September 27,     December 31,
                                                  2002              2001
   --------------------------------------------------------------------------

     Billed
      U.S. government and prime contractors      $4,002          $ 3,965
      Foreign governments                         3,757            5,659
      Commercial                                  1,092            1,606
   --------------------------------------------------------------------------
        Total                                     8,851           11,230
      Less allowance for doubtful accounts          ---              125
   --------------------------------------------------------------------------

        Accounts receivable, net                 $8,851          $11,105
   ==========================================================================

   The Company has not historically experienced substantial collection losses on U.S. and foreign government contracts. Also, the Company's foreign receivables are not subject to economic conditions that would subject the Company to unusual collection risk.

   The Company consists of a single reportable segment, as defined by SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Sales to foreign countries were $10,569,400, $15,060,300, and $9,734,600, respectively, for the nine months ended September 27, 2002, for the year ended December 31, 2001, and for the period from January 14, 2000 to December 31, 2000. Revenues for the nine months ended September 27, 2002, the year ended December 31, 2001, and the period from January 14, 2000 to December 31, 2000 of $6,777,553, $8,472,093, and $11,317,964, respectively, were earned from the Company's single largest, nonaffiliated customer (see Note 9).

4. INVENTORIES

   Inventories consist of the following (in thousands):
   --------------------------------------------------------------------------
                                              September 27,     December 31,
                                                  2002             2001
   --------------------------------------------------------------------------

    Stock materials                             $ 4,195         $ 4,135
    Work-in-process                               5,451           5,050
    Finished goods                                1,621           2,224
   --------------------------------------------------------------------------
                                                 11,267          11,409
    Less reserve for excess and obsolescence      2,157           2,041
   --------------------------------------------------------------------------
      Inventories, net                          $ 9,110         $ 9,368
   ==========================================================================


5. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following (in thousands):
   --------------------------------------------------------------------------
                                              September 27,     December 31,
                                                  2002             2001
   --------------------------------------------------------------------------

    Land                                        $ 4,065         $ 4,065
    Building and improvements                     5,941           5,734
    Machinery and equipment                       5,537           4,838
    Office equipment                                821             785
   --------------------------------------------------------------------------
      Total                                      16,364          15,422
    Less accumulated depreciation
       and amortization                           3,923           2,826
   --------------------------------------------------------------------------

      Total                                     $12,441         $12,596
   ==========================================================================

6. INCOME TAXES

   The Company is included in the consolidated federal income tax returns of BAE SYSTEMS Holdings, Inc. For financial statement purposes, the Company accounts for income taxes on a stand alone basis as though the Company filed its own returns.

   Provision (benefit) for income taxes consist of the following (in thousands):
   -----------------------------------------------------------------------------
                                       Nine months       Year       Period from
                                          ended         ended      January 14 to
                                      September 27,  December 31,   December 31,
                                          2002          2001            2000
   -----------------------------------------------------------------------------
   Current:
     Federal                              $2,357        $2,674         $3,322
     State                                   443           502            623
   -----------------------------------------------------------------------------
       Total current                       2,800         3,176          3,945
   -----------------------------------------------------------------------------

   Deferred:
     Federal                                 382          (672)          (979)
     State                                    70          (123)          (179)
   -----------------------------------------------------------------------------
       Total deferred                        452          (795)        (1,158)
   -----------------------------------------------------------------------------

   Total income tax expense               $3,252        $2,381         $2,787
   =============================================================================

   Total  income  tax expense differs from the amount that  would  be computed by applying the statutory federal income tax rate of  35%
   to  income  before income taxes.  The reasons for this  difference are as follows (in thousands):
   -----------------------------------------------------------------------------
                                       Nine months       Year       Period from
                                          ended         ended      January 14 to
                                      September 27,  December 31,   December 31,
                                          2002          2001            2000
   -----------------------------------------------------------------------------


   Tax at U.S. federal statutory rate    $3,138         $2,455         $2,737
   Extraterritorial income exclusion       (172)          (264)          (161)
   State income taxes,
     net of federal benefits                333            246            289
   Non-deductible expenses                   22             23             20
   Benefit of lower tax brackets            (69)           (79)           (98)
   -----------------------------------------------------------------------------
                                         $3,252         $2,381         $2,787
   =============================================================================

   Deferred  tax  assets and liabilities are based  on  the  expected future tax consequences of temporary differences between book  and tax  income.  The approximate tax effects of temporary differences were as follows (in thousands):
   -----------------------------------------------------------------------------
                                                September 27,       December 31,
                                                    2002                2001
   -----------------------------------------------------------------------------

   Deferred tax assets:
    Nondeductible accruals and expenses            $1,425             $1,100
    Inventory reserve                               1,450              1,442
   -----------------------------------------------------------------------------
                                                    2,875              2,542
   -----------------------------------------------------------------------------

   Deferred tax liabilities:
    Basis difference in fixed assets                   83                 31
    Goodwill and other amortizable assets           1,613                881
   -----------------------------------------------------------------------------
                                                    1,696                912
   -----------------------------------------------------------------------------
   Net deferred tax asset                          $1,179             $1,630
   =============================================================================

   The above amounts are classified in the balance sheets as follows (in thousands):
   -----------------------------------------------------------------------------
                                                September 27,       December 31,
                                                    2002                2001
   -----------------------------------------------------------------------------

    Net current asset                             $2,875              $2,542
    Net noncurrent liability                       1,696                 912
   -----------------------------------------------------------------------------
    Net deferred tax asset                        $1,179              $1,630
   =============================================================================

   In the opinion of management, it is more likely than not that the deferred tax assets will be realized. As such, no valuation reserve is considered necessary.

7. BENEFIT PLANS

   Defined Contribution Pension Plan - Eligible employees of the Company are allowed to contribute a certain percentage of their salary on a tax-deferred basis to a defined contribution pension plan sponsored by BAE
   SYSTEMS, and the Company matches a portion of such amount on the participant's behalf. The Company's contributions to the plan, including discretionary profit sharing contributions, totaled $634,101, $792,845, and $725,288, respectively, for the nine months ended September 27, 2002, the year ended December 31, 2001, and the period from January 14, 2000 to December 31, 2000.

   Incentive Compensation Plan - Certain of the Company's key employees participate in an incentive compensation plan sponsored by BAE SYSTEMS, which provides for additional compensation based on a formula that considers bookings, revenue and net cash position of the Company. Incentive compensation charged to operations was $807,041, $1,010,042 and $933,476, respectively, for the nine months ended September 27, 2002, the year ended December 31, 2001, and the period from January 14, 2000 to December 31, 2000.

8. COMMITMENTS AND CONTINGENCIES

   Leases  -  The  Company  leases test equipment under  capital  leases  that expire through 2005. The Company is obligated under noncancelable operating leases primarily for office and manufacturing equipment which expire through 2003. Future minimum lease payments under such leases with terms in excess of one year as of September 27, 2002 are as follows (in thousands):
   ---------------------------------------------------      ------------------
                                        Capital Leases       Operating Leases
   ---------------------------------------------------      ------------------

    2002                                      $ 50                $ 16
    2003                                       134                  48
    2004                                       126
    2005                                        33

   ---------------------------------------------------      ------------------
    Total minimum payments                     343                $ 64
                                                            ==================
    Less amount representing interest           51
   ---------------------------------------------------
    Present value of minimum lease payments  $ 292
   ===================================================

   Test equipment assets capitalized under capital leases were $411,865 and $88,600, respectively, as of September 27, 2002 and December 31, 2001.

   Total rent expense under operating leases was $87,972, $120,556 and $97,726, respectively, for the nine months ended September 27, 2002, the year ended December 31, 2001 and the period from from January 14 to December 31, 2000.

   Claims and Legal Proceedings - Various claims and legal proceedings have been or may be asserted or instituted against the Company in the ordinary course of business. Although the ultimate cost of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the financial position of the Company.

   Letters of Credit - At September 27, 2002, the Company had oustanding letters of credit and stand-by letters of credit totaling approximately $5,391,000, relating primarily to contracts with foreign governments.

9. RELATED PARTY TRANSACTIONS

   The Company sells its products to entities affiliated through common ownership. Revenue for the nine months ended September 27, 2002, the year ended December 31, 2001 and the period from January 14, 2000 to December 31, 2000 includes sales to affiliates of $10,312,159, $7,912,793, and $36,453, respectively. Amounts due from affiliated entities included in accounts receivable as of September 27, 2002 and December 31, 2001 were $205,673 and $253,840, respectively.

   For the nine months ended September 27, 2002, the year ended December 31, 2001 and the period from January 14, 2000 to December 31, 2000, BAE SYSTEMS allocated $1,401,000, $1,345,000, and $1,812,000, respectively, of corporate overhead expenses that are included in the accompanying statements of income.


   (b) Pro forma financial information:

   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial statements are based on the Company's historical 2001 annual consolidated financial statements filed with the Securities and Exchange
Commission in its Prospectus dated February 26, 2002 and its condensed consolidated financial statements filed in its Form 10-Q for the period ended September 27, 2002 and are adjusted to give effect to the following, which the Company refers to as "the 2002 Acquisition":

o the acquisition on November 1, 2002 of the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation (a division of BAE SYSTEMS Aerospace Electronics, Inc.), now known as Signia-IDT, Inc. ("Signia"), which produces products in the Company's Communications and Surveillance Systems segment and

o  the financing of the acquisition.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 27, 2002 give effect to the 2002 Acquisition as if it had occurred as of January 1, 2001. The unaudited pro forma consolidated balance sheet as of September 27, 2002 gives effect to the 2002 Acquisition as if it had occurred on that date. The 2002 Acquisition and the related adjustments are described in the accompanying notes.

The pro forma adjustments contained in the unaudited pro forma consolidated financial statements assume a purchase price of $149 million, including approximately $3 million of direct acquisition costs. This purchase price is subject to adjustment upon receipt of a final closing statement of assets and liabilities from the seller. In addition, the purchase price allocation used in the pro forma adjustments is based upon a preliminary valuation analysis of Signia's assets and liabilities prepared by Standard & Poor's. The estimated fair values of Signia's assets and liabilities used in the unaudited pro forma consolidated financial statements are subject to change pursuant to further review by the Company's management and external auditors.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's financial condition and results of operations would actually have been had the 2002 Acquisition occurred on the dates indicated, or to project the Company's results of operations for any future period. The unaudited pro forma consolidated financial statements do not reflect any synergies or other operating benefits realized from the integration of the 2002 Acquisition.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements filed with the Securities and Exchange Commission and the historical financial statements of the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation included elsewhere in this Form 8-K.

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 2001

----------------------------------------------------------------------------------------------------
                                                  IDT      Signia (1)     Adjustments     Pro Forma
----------------------------------------------------------------------------------------------------
(In thousands except per share amounts)

Revenue                                        $263,952     $65,184         $  ---         $329,136
Cost of revenue                                 183,330      39,771            609 (2)      223,710
----------------------------------------------------------------------------------------------------
Gross profit                                     80,622      25,413           (609)         105,426

Selling, general and administrative expenses     34,830       8,728            276 (2)       43,834
Research and development and bid and proposal
  expenses                                       12,681       7,852            ---           20,533
Amortization expense                              7,110       1,829          3,793 (3)
                                                                           (   141)(5)       12,591
----------------------------------------------------------------------------------------------------
Income from operations                           26,001       7,004        ( 4,537)          28,468

Interest expense                                (19,437)        ---        (10,873)(4)      (30,310)
Other income (expense) - net                        403          10            ---              413
----------------------------------------------------------------------------------------------------
Income (loss) before income taxes                 6,967       7,014        (15,410)         ( 1,429)

Income tax expense                               (4,668)     (2,381)         5,625 (6)      ( 1,424)
----------------------------------------------------------------------------------------------------

     Net income (loss)                         $  2,299     $ 4,633       $( 9,785)       $(  2,853)
====================================================================================================

Earnings per share:
    Basic                                      $    .17         ---            ---        $(    .21)
    Diluted                                    $    .15         ---            ---        $(    .21)
====================================================================================================

Weighted-average shares outstanding - Basic      13,565         ---            ---           13,565
                                      Diluted    15,328         ---            ---           13,565
====================================================================================================




      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2002

----------------------------------------------------------------------------------------------------
                                                  IDT      Signia (1)     Adjustments     Pro Forma
----------------------------------------------------------------------------------------------------
(In thousands except per share amounts)

Revenue                                        $216,215     $54,153         $  ---         $270,368
Cost of revenue                                 153,645      32,295            318 (2)      186,258
----------------------------------------------------------------------------------------------------
Gross profit                                     62,570      21,858           (318)          84,110

Selling, general and administrative expenses     27,762       7,108            145 (2)       35,015
Research and development and bid and proposal
  expenses                                       11,362       5,781            ---           17,143
Amortization expense                                619         ---          2,845 (3)
                                                                              (106)(5)        3,358
----------------------------------------------------------------------------------------------------
Income from operations                           22,827       8,969         (3,202)          28,594

Interest expense                                 (5,808)        ---         (6,284)(4)      (12,092)
Refinancing costs                                (7,571)        ---            ---          ( 7,571)
Other income (expense) - net                     (  139)        ---            ---          (   139)
----------------------------------------------------------------------------------------------------
Income before income taxes and
   extraordinary loss                             9,309       8,969         (9,486)           8,792

Income tax expense                               (3,271)     (3,252)         3,462 (6)      ( 3,061)
----------------------------------------------------------------------------------------------------
Income before extraordinary loss               $  6,038     $ 5,717        $(6,024)        $  5,731
====================================================================================================

Income before extraordinary loss per share:
       Basic                                   $    .32         ---            ---         $    .31
       Diluted                                 $    .30         ---            ---         $    .29
====================================================================================================

Weighted-average shares outstanding - Basic      18,639         ---            ---           18,639
                                      Diluted    20,075         ---            ---           20,075
====================================================================================================





 Notes to Unaudited Pro Forma Consolidated Statements of Operations

The following is a summary of the estimated pro forma adjustments, based upon available information and upon certain assumptions which we believe are reasonable, that are reflected in the Company's unaudited pro forma consolidated statements of operations:

(1) On November 1, 2002, the Company acquired the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation (a division of BAE SYSTEMS Aerospace Electronics, Inc.), now known as Signia-IDT, Inc. ("Signia"). The historical results of the acquired company are derived from the audited financial statements of the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation included elsewhere in this Form 8-K.

(2) As part of the purchase accounting for the 2002 Acquisition, an adjustment of approximately $6.8 million was made to increase the net book value of the acquired fixed assets to fair value, including a $5.0 million increase in the recorded value of Signia's buildings and improvements, a $.9 million increase in the recorded value of Signia's machinery and equipment, a $.8 million increase in the recorded value of Signia's land, and a $.1 million increase in the recorded value of Signia's office equipment. These pro forma adjustments reflect the additional depreciation that would have been incurred in 2001 and in the first nine months of 2002 had the fair value adjustment been made on January 1, 2001. The allocation of depreciation expense between cost of revenue and selling, general and administrative expenses was estimated based upon Signia's current depreciation allocation percentages.

(3) As  part  of  the  purchase accounting for the 2002  Acquisition, the Company identified and recorded approximately $72.3 million of intangible assets which had not been previously recorded by the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation, including trade names and trademarks of $3.2 million, patents and proprietary technology of $36.1 million and customer relationships of $32.9 million. These intangibles are being amortized over periods of ten, fifteen, and thirty-one years, respectively. This pro forma adjustment reflects the additional amortization expense that would have been incurred in 2001 and in the first nine months of 2002 had the 2002 Acquisition occurred on January 1, 2001.

(4) This pro forma adjustment reflects the additional interest expense that would have been incurred in 2001 and in the first nine months of 2002 had the additional $142.5 million of indebtedness incurred in connection with the 2002 Acquisition been outstanding since January 1, 2001. This adjustment assumes an interest rate of
    LIBOR plus 4%, estimated for this pro forma presentation based on historical average LIBOR rates for the periods presented to be 7.63% for 2001 and 5.88% for the nine months ended September 27, 2002. The Company is exposed to potential increases in interest rates on its variable rate debt under its revolving credit and term loan agreement. To illustrate the sensitivity of the Company's results of operations to changes in interest rates on its debt, the Company estimates that if average LIBOR rates had been 66% higher in 2001 and in the first nine months of 2002, its pro forma interest expense for those periods would increase by $3.4 million and $1.3 million, respectively. Likewise, if average LIBOR rates had been 66% less during those periods, the Company's pro forma interest expense for those periods would decline by $2.1 million and $.8 million, respectively. This hypothetical change in LIBOR rates was calculated based on the fluctuation in LIBOR during 2001, which was the maximum LIBOR fluctuation in the last ten years, and as such, is not necessarily indicative of LIBOR fluctuations that may occur.

(5) In   connection   with   the  refinancing   of   the   Company's
    indebtedness, in accordance with EITF 96-19, the Company capitalized approximately $.8 million of the related debt issuance costs, expensed the remaining $3.6 million of related debt issuance costs, and wrote off approximately $1.5 million of costs that had been capitalized in connection with the Company's previous debt agreement. This pro forma adjustment reflects the reduction in amortization expense related to the $1.5 million write-off, offset by the additional amortization expense associated with the new debt issuance costs that would have been recorded in 2001 and in the first nine months of 2002 had the 2002 Acquisition occurred on January 1, 2001. The Company's remaining capitalized debt issuance costs will be amortized over the remaining five-year term of the Company's amended revolving credit and term loan facility. The $5.1 million debt issuance expense and related income tax benefit of $1.8 million have been excluded from this pro forma presentation.

(6) This pro forma adjustment reflects the reduction in income tax expense had the 2002 Acquisition occurred on January 1, 2001.


           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 27, 2002

---------------------------------------------------------------------------------------------------------
                                                       IDT      Signia (1)     Adjustments     Pro Forma
---------------------------------------------------------------------------------------------------------
(In thousands except share and per share amounts)

ASSETS
Current assets:
  Cash                                              $ 17,038    $    212        $(  8,433)(8)   $  8,817
  Restricted cash                                        463         ---                             463
  Accounts receivable, net                           127,262       8,851                         136,113
  Inventories, net                                    12,700       9,110                          21,810
  Prepaid expenses and other current assets            3,358          83                           3,441
  Deferred income taxes                                6,377       2,875                           9,252
---------------------------------------------------------------------------------------------------------
     Total current assets                            167,198      21,131         (  8,433)       179,896
Property and equipment, net                           43,662      12,441            6,775 (2)     62,878
Goodwill, net                                         83,734      32,993           14,981 (4)    131,708
Due from affiliates                                      ---      10,620          (10,620)(9)        ---
Other assets                                           7,676         ---           72,272 (3)
                                                                                      774 (6)     80,722
---------------------------------------------------------------------------------------------------------
     Total Assets                                   $302,270     $77,185          $75,749       $455,204
=========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit loan                              $   ---     $   ---          $ 7,500 (5)   $  7,500
  Current portion of long-term debt                    4,950         120            1,350 (5)      6,420
  Accounts payable                                    19,013       2,415                          21,428
  Accrued compensation                                 8,425       3,421                          11,846
  Other accrued expenses                              10,827       1,619              940 (7)     13,386
  Billings in excess of costs and earnings             4,413          51                           4,464
---------------------------------------------------------------------------------------------------------
     Total current liabilities                        47,628       7,626            9,790         65,044
Long-term debt                                        78,813         172          133,650 (5)    212,635
Pension and other postretirement
   employee benefits                                   6,583         ---              ---          6,583
Deferred income taxes                                    ---       1,696                           1,696
---------------------------------------------------------------------------------------------------------
     Total liabilities                               133,024       9,494          143,440        285,958
---------------------------------------------------------------------------------------------------------

Stockholders' equity:
  Preferred stock, $.01 par value per
     share, 20,000,000 shares authorized,
     none issued
  Common stock, $.01 par value per
     share, 200,000,000 shares authorized,
     21,327,931 issued                                   213         ---                             213
  Additional paid-in capital                         170,955         ---                         170,955
  Contributed capital                                    ---      52,309          (52,309)(9)        ---
  Accumulated other comprehensive loss                (2,267)        ---                          (2,267)
  Retained earnings                                      345      15,382          (15,382)(9)        345
---------------------------------------------------------------------------------------------------------
     Total stockholders' equity                      169,246      67,691          (67,691)       169,246
---------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity     $302,270     $77,185          $75,749       $455,204
=========================================================================================================


       Notes to Unaudited Pro Forma Consolidated Balance Sheet

The following is a summary of the estimated pro forma adjustments, based upon available information and upon certain assumptions which we believe are reasonable, that are reflected in the Company's unaudited pro forma consolidated balance sheet:

(1) On November 1, 2002, the Company acquired the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation (a division of BAE SYSTEMS Aerospace Electronics, Inc.), now known as Signia-IDT, Inc. ("Signia"). The September 27, 2002 balance sheet for the acquired company was derived from the audited financial statements of the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation included elsewhere in this Form 8-K.

(2) As part of the purchase accounting for the 2002 Acquisition, an adjustment of approximately $6.8 million was made to increase the net book value of the acquired fixed assets to fair value, including a $5.0 million increase in the recorded value of Signia's buildings and improvements, a $.9 million increase in the recorded value of Signia's machinery and equipment, a $.8 million increase in the recorded value of Signia's land, and a $.1 million increase in the recorded value of Signia's office equipment.

(3) As  part  of  the  purchase accounting for the 2002  Acquisition, the Company identified and recorded approximately $72.3 million of intangible assets which had not been previously recorded by the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation, including trade names and trademarks of $3.2 million, patents and proprietary technology of $36.1 million and customer relationships of $32.9 million.

(4) As part of the purchase accounting for the 2002 Acquisition, the Company recorded approximately $48.0 million of goodwill related to the acquisition. This pro forma adjustment reverses the goodwill that BAE had in the acquired company and records the Company's goodwill.

(5) The  Company  incurred $142.5 million of additional  indebtedness in connection with the 2002 Acquisition, consisting of a $135 million addition to its six-year term loan and a $7.5 million draw on its revolving credit facility.

(6) In   connection   with   the  refinancing   of   the   Company's
    indebtedness, in accordance with EITF 96-19, the Company capitalized approximately $.8 million of the related debt issuance costs, expensed the remaining $3.6 million of related debt issuance costs, and wrote off approximately $1.5 million of costs that had been
    capitalized   in   connection  with  the  Company's   previous   debt
    agreement. This pro forma adjustment reflects the $.8 million capitalization of new debt issuance costs. The cash and retained earnings impact of the $3.6 million of debt issuance expense and the impact of the $1.5 million write-off have been excluded from this pro forma presentation. The costs remaining on the Company's books will be amortized over the remaining five-year term of its amended revolving credit and term loan facility.

(7) This pro forma adjustment accrues $940K for retention agreements granted to key personnel at the BAE SYSTEMS Aerospace Electronics Gaithersburg Operation.

(8) This pro forma adjustment reduces cash for the $7.6 million amount used by the Company to fund the acquisition and for debt issuance costs of approximately $.8 million.

(9) These  pro  forma adjustments remove from Signia's balance  sheet
    BAE SYSTEMS' equity in Signia and intercompany receivables from BAE SYSTEMS which the Company did not acquire in the 2002 Acquisition.






                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					INTEGRATED DEFENSE TECHNOLOGIES, INC.


Date:  January 14, 2003     		By:  /s/ John W. Wilhoite
					-------------------------------
                         		Name:  John W. Wilhoite
                         		Title: Vice President of Finance and
					       Chief Financial Officer